EXHIBIT 10.24K

Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

SIXTY-FIFTH AMENDMENT

TO THE

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

TIME WARNER CABLE INC.

This Sixty-fifth Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Time Warner Cable Inc. (“TWC”). CSG and TWC entered into a certain CSG Master Subscriber Management System Agreement executed March 13, 2003, and effective as of April 1, 2003, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

1.	CSG and TWC agree to the following as of the Effective Date:

TWC desires to use, and CSG agrees to develop and ,implement an interface from which TWC’s customer service representatives will have the ability to capture TWC’s **************** lead information from CSG’s Advanced Customer Service Representative (“ACSR®”) Order Workflow, including any updates and/or enhancements thereto (the “Interface”).

CSG shall perform the design and development for the Interface and implementation of same pursuant to that certain Statement of Work between CSG and TWC (CSG document no. 2312948) (the “SOW”). In addition, following implementation of the Interface and commencing immediately following the Initial Support Period (as defined in the SOW), CSG shall provide up to ******************of support per ***** (the “Support Hours”) for the Interface (the “Interface Support Services”) for the ******* Recurring Support Fees specified in Section 2 below, as follows:

(a)	Problems shall be reported and resolved, in accordance with the priority levels set forth in Section II of Schedule H of the Agreement;

(b)	Interface Support Services shall address production issues, including providing operations support, answering functional questions and resolving reported concerns. In addition, Interface Support Services shall include any changes to the Interface required in connection with enhancements, development, new features, new functionality, products, or any configuration changes. For avoidance of doubt, Interface Support Services for enhancements shall include, but are not limited to, changing the Interface to operate with other systems, expanding or limiting the scope of the Interface, and/or creating interfaces to future CSG, third party, and/or Customer products.

(c)	Any Interface Support Services required in excess of the ******* Support Hours in any given ***** will be provided by CSG at the then-current Technical Services hourly rate pursuant to a mutually agreed upon Statement of Work.

(d)	Any Interface Support Services requested by TWC which CSG anticipates will be too substantial to be performed with ************* of Support Hours will be submitted to TWC in the form of a quote, with estimated hours and fees, and shall be subject to a separate mutually agreed upon Statement of Work.

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

Support Hours are not cumulative; Support Hours not used in any ***** will not be carried over to any succeeding ******. Following commencement of the Interface Support Services, CSG shall continue to provide such Interface Support Services through the earlier of (a) termination or expiration of the Agreement (and any Termination Assistance Period, as defined in the Agreement) or (b) termination of the Interface Support Services as set forth below. TWC may terminate use of the Interface upon ***************** prior written notice (email shall be sufficient) to CSG and TWC shall have no further obligation for the ******* Recurring Support Fee following such termination.

2.	As a result, Schedule F, “Fees,” of the Agreement shall be amended to include the following fees for the Interface:

Description of Item/Unit of Measure	Frequency	Fee
1. Interface
(a) Implementation Fee (Note 1)	One time	Quote
(b) ******* Recurring Support Fee (Note 2)	*******	$********

Note	1: The parties agree to execute the SOW for implementation of the Interface
Note 2:	The******** Recurring Support Fee is subject to increase pursuant to Section 5.4 of the Agreement, commencing in 2013.

3.	For avoidance of doubt, Participating Affiliates may use the Interface without incurring any additional fees hereunder, without any requirement that such Interface be set forth in any such Participating Affiliate’s Affiliate Addendum. In addition to TWC’s termination rights set forth above and in Article 6 of the Agreement, TWC shall also have the right to terminate any Participating Affiliate’s use of the Interface, if applicable, for convenience, without notice to CSG.

THIS AMENDMENT is executed as of the day and year last signed below (the Effective Date”)

TIME WARNER CABLE INC. (“TWC”)	CSG SYSTEMS, INC. (“CSG”)

By: /s/ Frank Boncimino	By: /s/ Michael J. Henderson

Name: Frank Boncimino	Name: Michael J. Henderson

Title: SVP, Chief Information Officer	Title: EVP Sales & Marketing

Date: August 9, 2012	Date: 8/17/12

2 / 2